UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2006

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

USEC Inc. (the "Company") and United States Enrichment Corporation, a direct subsidiary of the Company, entered into an amendment, dated as of October 16, 2006, to the Amended and Restated Revolving Credit Agreement, dated as of August 18, 2005, by and among the Company, United States Enrichment Corporation, the lenders parties thereto, JPMorgan Chase Bank, N.A., as administrative and collateral agent, and the other financial institutions named therein as "agents."

The Company’s revolving credit facility is a $400 million asset-based credit facility and borrowings are subject to limitations based on established percentages of eligible accounts receivable and inventory. The revolving credit facility also contains reserve provisions that reduce the facility’s availability periodically or restrict the use of borrowings.

The amendment modifies the treatment of a reserve referred to in the credit agreement as the "senior note reserve" tied to the aggregate amount of proceeds received by the Company from debt or equity offerings. Following the amendment, the reserve will be treated as a reserve (or deduction) against the Company’s eligible inventory, rather than directly reducing availability. This means that the reserve will now reduce available borrowings under the revolving credit facility only at such time and to the extent that the Company does not have sufficient eligible inventory and accounts receivable available to cover the reserve and the Company’s other reserves. The Company’s other reserves currently consist primarily of a reserve for future obligations of the Company to the U.S. Department of Energy with respect to the turnover of the gaseous diffusion plants to them at the end of the term of the lease of these facilities.

Previously, this senior note reserve had been treated as a reserve against availability. This meant that it directly reduced availability under the revolving credit facility regardless of the amount of eligible inventory and other assets of the Company. The effect of this prior treatment was that, after July 19, 2006, the reserve reduced the availability under the Company’s $400 million revolving credit facility by $150 million. Availability was approximately $214 million as of September 30, 2006 with approximately $36 million in outstanding letters of credit and no borrowings. Following the amendment, current availability was restored by $150 million.

Proceeds from any future debt or equity offerings (other than renewals or replacements of existing debt) will continue to reduce the amount of the senior note reserve.

The foregoing summary of the amendment is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number--Description

10.1--Second Amendment to Amended and Restated Revolving Credit Agreement among USEC Inc., United States Enrichment Corporation, the lenders named therein, JPMorgan Chase Bank, N.A., as administrative and collateral agent, and the other financial institutions named therein, dated October 16, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

October 19, 2006	By:	/s/ John C. Barpoulis

Name: John C. Barpoulis
Title: Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Revolving Credit Agreement among USEC Inc., United States Enrichment Corporation, the lenders named therein, JPMorgan Chase Bank, N.A., as administrative and collateral agent, and the other financial institutions named therein, dated October 16, 2006.